Exhibit 99.1

CABELA’S ENTERS INTO REVISED TRANSACTION AGREEMENTS IN CONNECTION WITH

BASS PRO SHOPS MERGER

Synovus Bank to Acquire Assets and Deposits of World’s Foremost Bank;

Capital One to Acquire Credit Card Assets and Related Liabilities and Become Long-term

Cabela’s Credit Card Issuing Partner

Cabela’s Shareholders to Receive $61.50 Per Share Under Amended

Bass Pro Shops Merger Agreement

Transaction Expected to Close in Third Quarter of 2017 Subject to Cabela’s Shareholder

Approval, Regulatory Approvals and Customary Closing Conditions

Sidney, Neb. – April, 17, 2017 – Cabela’s Incorporated (NYSE:CAB) today announced that it has entered into agreements with subsidiaries of Synovus Financial Corp. (NYSE: SNV) and Capital One Financial Corporation (NYSE: COF) (“Capital One”) (the “Bank Transaction Agreements”) in connection with the sale of the assets and liabilities of Cabela’s wholly owned bank subsidiary, World’s Foremost Bank (the “Bank”).

Under the terms of the Bank Transaction Agreements, Synovus Bank (“Synovus”), a bank subsidiary of Synovus Financial Corp., a financial services company based in Columbus, Georgia, with approximately $30 billion in assets, will acquire certain assets and assume certain liabilities of the Bank, including deposits totaling approximately $1.2 billion. Following the completion of the sale of the Bank’s assets and liabilities, Synovus will sell the Bank’s credit card assets and related liabilities to Capital One. Synovus will retain the Bank’s deposits.

As originally announced, Capital One will be the exclusive issuing partner of Cabela’s branded CLUB Visa program pursuant to a 10-year program agreement. Capital One intends to continue to operate the Cabela’s CLUB servicing center in Lincoln, Nebraska.

Cabela’s also announced that it has amended the terms of the definitive merger agreement signed on October 3, 2016, under which Bass Pro Shops will acquire Cabela’s (the “Amended Merger Agreement”). Under the Amended Merger Agreement, Bass Pro Shops will acquire Cabela’s for $61.50 per share in cash, representing an aggregate transaction value of approximately $5.0 billion. Cabela’s Board of Directors unanimously approved the transaction, which is expected to close in the third quarter of 2017, subject to Cabela’s shareholder approval, regulatory approvals and other customary closing conditions. Additional detail about the Amended Merger Agreement can be found in the Form 8-K that Cabela’s will file with the Securities and Exchange Commission.

“We’re excited to announce this agreement, which allows us to look ahead with greater certainty toward the completion of our merger with Bass Pro Shops and offers a positive step forward for all parties,” said Tommy Millner, Cabela’s Chief Executive Officer. “We look forward to completing these transactions for the benefit of our shareholders, Outfitters and outdoor enthusiasts.”

Johnny Morris, founder and CEO of Bass Pro Shops said, “We remain excited about the exceptional opportunity we have to continue to serve sportsmen and sportswomen by bringing together Cabela’s, Bass Pro Shops and White River Marine Group. Today’s announcement is an important step forward and we are excited about the opportunity to continue celebrating the great Cabela’s brand with ours as one unified outdoor family for our customers and for conservation.”

The Bass Pro Shops merger remains subject to approval by Cabela’s shareholders, as well as antitrust clearance and other customary closing conditions. The Bank transaction is subject to regulatory approvals by Synovus’s primary bank regulators and other customary closing conditions. The Bank transaction will close immediately prior to the closing of the Bass Pro Shops merger.

Guggenheim Securities served as exclusive financial advisor to Cabela’s and Sidley Austin LLP and Koley Jessen P.C., L.L.O. served as Cabela’s legal counsel with expert advice from Sullivan & Cromwell LLP.

The Kessler Group and Credit Suisse acted as financial advisers to Capital One and Wachtell, Lipton, Rosen & Katz and Chapman and Cutler acted as legal advisers.

About Cabela’s Incorporated

Cabela’s Incorporated, headquartered in Sidney, Nebraska, is a leading specialty omni-channel retailer of hunting, fishing, camping, shooting sports, and related outdoor merchandise. Since the Company’s founding in 1961, Cabela’s® has grown to become one of the most well-known outdoor recreation brands in the world, and has long been recognized as the World’s Foremost Outfitter®. Cabela’s offers a wide and distinctive selection of high-quality outdoor products at competitive prices while providing superior customer service. Cabela’s also issues the Cabela’s CLUB® Visa credit card, which serves as its primary customer loyalty rewards program. Cabela’s stock is traded on the New York Stock Exchange under the symbol “CAB”.

About Bass Pro Shops

Bass Pro Shops is a leading destination retailer offering outdoor gear and apparel in an immersive setting. Founded in 1972 when avid young angler Johnny Morris began selling tackle out of his father’s liquor store in Springfield, Missouri, today more than 100 retail and marine centers host 120 million people annually. Bass Pro Shops also operates White River Marine Group, offering an unsurpassed collection of industry-leading boat brands, and Big Cedar Lodge, America’s Premier Wilderness Resort. Under the visionary conservation leadership of Johnny Morris, Bass Pro Shops is known as a national leader in protecting habitat and introducing families to the outdoors and has been named by Forbes as “one of America’s Best Employers.”

About Capital One

Capital One Financial Corporation (www.capitalone.com) is a financial holding company whose subsidiaries, which include Capital One, N.A., and Capital One Bank (USA), N.A., had $236.8 billion in deposits and $357.0 billion in total assets as of December 31, 2016. Headquartered in McLean, Virginia, Capital One offers a broad spectrum of financial products and services to consumers, small businesses and commercial clients through a variety of channels. Capital One, N.A. has branches located primarily in New York, Louisiana, Texas, Maryland, Virginia, New Jersey and the District of Columbia. A Fortune 500 company, Capital One trades on the New York Stock Exchange under the symbol “COF” and is included in the S&P 100 index.

About Synovus

Synovus Financial Corp. is a financial services company based in Columbus, Georgia, with approximately $30 billion in assets. Synovus provides commercial and retail banking, investment, and mortgage services to customers through 28 locally-branded divisions, 248 branches, and 327 ATMs in Georgia, Alabama, South Carolina, Florida, and Tennessee. Synovus Bank, a wholly owned subsidiary of Synovus, was recognized as one of America’s Most Reputable Banks by American Banker and the Reputation Institute in 2016 and 2015, and was named “Best Regional Bank, Southeast” by MONEY Magazine for 2016-17. Synovus is on the web at synovus.com, on Twitter @synovus, and on LinkedIn at http://linkedin.com/company/synovus.

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ADDITIONAL INFORMATION REGARDING THE TRANSACTION AND WHERE TO FIND IT

This communication does not constitute an offer to sell or the solicitation of an offer to buy the securities of Cabela’s Incorporated (the “Company”) or the solicitation of any vote or approval. This communication is being made in respect of the proposed merger transaction involving the Company, Bass Pro Group, LLC (“Bass Pro Group”) and a wholly-owned subsidiary of Bass Pro Group. The proposed merger of the Company will be submitted to the stockholders of the Company for their consideration. In connection therewith, the Company intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a definitive proxy statement regarding the proposed merger. However, such documents are not currently available. The definitive proxy statement regarding the proposed merger will be mailed to the stockholders of the Company. BEFORE MAKING ANY VOTING OR ANY INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE PROPOSED MERGER AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain free copies of the definitive proxy statement, any amendments or supplements thereto and other documents containing important information about the Company, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s website at www.cabelas.com under the heading “SEC Filings” in the “Investor Relations” portion of the Company’s website. Stockholders of the Company may also obtain a free copy of the definitive proxy statement regarding the proposed merger and any filings with the SEC that are incorporated by reference in such definitive proxy statement by contacting the Company’s Investor Relations Department at (308) 255-7428.

PARTICIPANTS IN THE SOLICITATION

The Company and its directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed merger. Information about the directors and executive officers of the Company is set forth in its definitive proxy statement for its 2016 Annual Meeting of Stockholders, which was filed with the SEC on November 17, 2016, and in subsequent documents filed with the SEC, each of which can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation of the stockholders of the Company and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the preliminary and definitive proxy statements and other relevant materials to be filed with the SEC when they become available.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This document contains “forward-looking statements” that are based on the Company’s beliefs, assumptions, and expectations of future events, taking into account the information currently available to the Company. All statements other than statements of current or historical fact contained in this report are forward-looking statements. The words “believe,” “may,” “should,” “anticipate,” “estimate,” “expect,” “intend,” “objective,” “seek,” “plan,” “confident,” and similar statements are intended to identify forward-looking statements. Forward-looking statements involve risks and uncertainties that may cause the Company’s actual results, performance, or financial condition to differ materially from the expectations of future results, performance, or financial condition the Company expresses or implies in any forward-looking statements. These risks and uncertainties include, but are not limited to: the satisfaction of the conditions precedent to the consummation of the proposed merger, including, without limitation, the receipt of stockholder and regulatory approvals; unanticipated difficulties or expenditures relating to the proposed merger; legal proceedings, judgments or settlements, including those that may be instituted against the Company, the Company’s board of directors, executive officers and others following the announcement of the proposed merger; disruptions of current plans and operations caused by the announcement and pendency of the proposed merger; potential difficulties in employee retention due to the announcement and pendency of the proposed merger; the response of customers, suppliers, business partners and regulators to the announcement of the proposed merger; the state of the economy and the level of discretionary consumer spending, including changes in consumer preferences, demand for firearms and ammunition, and demographic trends; adverse changes in the capital and credit markets or the availability of capital and credit; the Company’s ability to successfully execute the Company’s omni-channel strategy; increasing competition in the outdoor sporting goods industry and for credit card products and reward programs; the cost of the Company’s products, including increases in fuel prices; the availability of the Company’s products due to political or financial instability in countries where the goods the Company sells are manufactured; supply and delivery shortages or interruptions, and other interruptions or disruptions to the Company’s systems, processes, or controls, caused by system changes or other factors; increased or adverse government regulations, including regulations relating to firearms and ammunition; the Company’s ability to protect the Company’s brand, intellectual property, and reputation; the Company’s ability to prevent cybersecurity breaches and mitigate cybersecurity risks; the outcome of litigation, administrative, and/or regulatory matters (including the ongoing audits by tax authorities and compliance examinations by the Federal Deposit Insurance Corporation (“FDIC”)); the Company’s ability to manage credit, liquidity, interest rate, operational, legal, regulatory capital, and compliance risks; the Company’s ability to increase credit card receivables while managing credit quality; the Company’s ability to securitize the Company’s credit card receivables at acceptable rates or access the deposits market at acceptable rates; the impact of legislation, regulation, and supervisory regulatory actions in the financial services industry; and other risks, relevant factors, and uncertainties identified in the Company’s filings with the Securities and Exchange Commission (“SEC”) (including the information set forth in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, and in subsequent filings), which filings are available at the SEC’s website at www.sec.gov. Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. The Company’s forward-looking statements speak only as of the date of this document. Other than as required by law, the Company undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise.

MEDIA CONTACTS

For Cabela’s

Cabela’s Incorporated

Corporate Communications 308-255-1204

Media.Communications@cabelas.com

or

Joele Frank, Wilkinson Brimmer Katcher

Michael Freitag / Scott Bisang, 212-355-4449

Jed Repko / Joe Millsap, 415-869-3950

For Capital One

Sie Soheili, 703-720-3929, Sie.Soheili@capitalone.com

For Bass Pro Shops

Bass Pro Shops Media Center

417-873-4567

press@basspro.com

or

Sard Verbinnen & Co

Bryan Locke / Debbie Miller / Jacob Crows, 312-895-4700

For Synovus

Lee Underwood, 706-644-0528

INVESTOR CONTACTS

Cabela’s Incorporated

Andrew Weingardt, 308-255-7428

Capital One

Danielle Dietz, 703.720.2455, Danielle.Dietz@capitalone.com

Synovus Financial Corp.

Bob May, 706-649-3555